UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2026
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CACI International Inc
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-31400	54-1345888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12021 Sunset Hills Road Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (703) 841-7800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CACI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01	Other Events.

On February 26, 2026, CACI International Inc (the “Company”) issued a press release announcing that, subject to market conditions, the Company intends to offer for sale an additional $500 million aggregate principal amount of its unsecured Senior Notes due 2033 in a private offering to eligible purchasers that is exempt from registration under the Securities Act of 1933, as amended (the “Offering”). The notes will be issued as part of the same series as the Company’s 6.375% senior notes due 2033 originally issued in June 2025. The Company intends to use the net proceeds from the Offering, together with borrowings under its revolving credit facility, proceeds of the incremental term loan B facility and cash on hand (and borrowings under a bridge facility, if needed), to pay all or a portion of the purchase price of the Company’s acquisition of ARKA Group L.P. (the “Acquisition”) and to pay associated costs and expenses.

If the Acquisition is not consummated simultaneously with the Offering, the Company will, upon consummation of the offering of the notes, cause the gross proceeds to be deposited into an escrow account for the benefit of the trustee and the holders of the notes pending the consummation of the Acquisition. The notes are subject to a special mandatory redemption at 100% of principal plus accrued interest if the Acquisition is not completed under the related purchase agreement. If the issuance of the notes occurs on the closing date of the Acquisition, the gross proceeds of the Offering will be provided to the Company on the closing date to fund the Acquisition and to pay associated costs and expenses.

A copy of the press release announcing the Offering is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

Exhibit Number	Description
99.1	Press Release dated February 26, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Date: February 26, 2026	By:	s/ J. William Koegel, Jr.

J. William Koegel, Jr.
Executive Vice President, General Counsel and Secretary